STOCKHOLDERS' AGREEMENT


                                  by and among


                       PEGASUS COMMUNICATIONS CORPORATION,

                                 DONALD W. WEBER

                                       and

                               WOODROW W. GRIFFIN

                           --------------------------

                          Dated as of November 7, 1997

                           --------------------------



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                             STOCKHOLDERS' AGREEMENT


     This STOCKHOLDERS' AGREEMENT ("Agreement") is made as of the 7th day of November, 1997, by and among PEGASUS COMMUNICATIONS CORPORATION, a Delaware corporation ("Pegasus"), DONALD W. WEBER ("Weber") and WOODROW W. GRIFFIN ("Griffin"). Weber and Griffin are collectively referred to herein as the "Stockholders," and Pegasus and the Stockholders are collectively referred to herein as the "Parties."

                                    RECITALS:

     WHEREAS, the Stockholders are receiving shares of Class A Common Stock (as defined herein) as part of the merger consideration in connection with the merger of Viewstar Entertainment Services, Inc., a Georgia corporation majority owned by Weber ("Viewstar"), with and into Peach State Satellite Television, Inc., a Delaware corporation wholly owned by Pegasus ("Merger Sub"), pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of November 7, 1997 (the "Merger Agreement"), among Pegasus, Weber, Viewstar and Merger Sub;

     WHEREAS, it is a condition precedent to the obligations of the Parties under the Merger Agreement that the Parties shall have entered into this Agreement;

     NOW, THEREFORE, in consideration of the premises, mutual promises, representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 Certain Definitions. The following terms shall, when used in this Agreement, have the following meanings:

     "Affiliate" means, with respect to any Person: (i) any Person directly or indirectly owning, controlling, or holding with power to vote 25% or more of the outstanding voting securities of such other Person; (ii) any Person 25% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; and (iv) any officer, director or partner of such other Person. "Control" for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.


495523.1



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     "Business Day" means any day other than Saturday,  Sunday or a day on which banking institutions in New York, New York, are required or authorized to be closed.

     "Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of Pegasus.

     "Commission" means the Securities and Exchange Commission.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Holders" means the Stockholders or any subsequent holder of Registrable Securities who acquires them in a transaction permitted by this Agreement.

     "Majority in Interest" means Holders holding in the aggregate a majority of the total number of Registrable Securities held by the Holders at the relevant time.

     "Market Price" means, with reference to the Class A Common Stock on any day, the average of the Quoted Prices of the Class A Common Stock for 30 consecutive trading days commencing 45 trading days before the day in question. The "Quoted Price" of the Class A Common Stock means the last reported sales price of the Class A Common Stock as reported by the Nasdaq National Market or, if the Class A Common Stock is listed on a securities exchange, the last reported sales price of the Class A Common Stock on such exchange, which shall be for consolidated trading if applicable to such exchange, or, if not so reported or listed, the last reported bid price of the Class A Common Stock. In the absence of one or more such quotations, the Board of Directors of Pegasus shall determine the current market price on such basis as it in good faith considers appropriate.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Prospectus" means the Prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

     "Registrable Securities" means any shares of Class A Common Stock, but with respect to any such share, only until such time as such share (i) has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it or (ii) may be sold to the public pursuant to Rule 144 and the legend referred to in Section 4.2 has been removed or the Company has authorized the removal thereof from the certificate representing such Share.

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     "Registration  Statement" means any registration statement of Pegasus filed pursuant  to the  Securities  Act  and  which  covers  any  of  the  Registrable
Securities  pursuant  to  the  provisions  of  this  Agreement,   including  the
Prospectus amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

     "Rule 144" means Rule 144 under the Securities Act or any similar provision in effect at the relevant time.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Subject Securities" mean Class A Common Stock or securities convertible into or exchangeable for, or options or warrants to purchase, Class A Common Stock.

     1.2 Other Definitions. The following terms shall, when used in this Agreement, have the meanings assigned such terms in the Sections indicated:

         Term                                                            Section

"Agreement".............................................................Preamble
"Application"..........................................................2.9(a)(i)
"Merger Agreement"......................................................Recitals
"Merger Sub"............................................................Recitals
"Pegasus"...............................................................Preamble
"Registration"........................... ...................................2.1
"Registration Expenses"......................................................2.8
"Stockholders"..........................................................Preamble
"Viewstar"..............................................................Recitals

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                                   ARTICLE II
                               REGISTRATION RIGHTS


     2.1 Right to Piggyback. Whenever Pegasus proposes to register any Subject Securities under the Securities Act and the registration form to be used may be used for the registration of the Registrable Securities (other than a registration statement on form S-4 or S-8 or any similar successor forms) ("Registration"), Pegasus shall give written notice to all Holders at least 20 days prior to the anticipated filing date, of its intention to effect such a Registration, which notice will specify (to the extent known to Pegasus) the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and shall, subject to
Section 2.2, include in such Registration, all Registrable Securities with respect to which Pegasus has received written requests for inclusion therein within 5 days after the effectiveness of the Pegasus' notice; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such securities, Pegasus shall determine for any reason not to register or to delay registration of such securities, Pegasus may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, Pegasus shall be relieved of its obligation to register any Registrable Securities under this
Section 2.1 in connection with such Registration and (ii) in the case of a determination to delay Registration, Pegasus shall be permitted to delay registering any Registrable Securities under this Section 2.1 during the period that the Registration of such other securities is delayed. Pegasus further agrees to supplement or amend a Registration Statement if required by applicable laws, rules or regulations or by the instructions applicable to the registration form used by Pegasus for such Registration Statement. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for registration has been received shall be registered by Pegasus and offered to the public in a Registration pursuant to this Article II on the terms and conditions at least as favorable as those applicable to the registration of Subject Securities to be sold by Pegasus or other selling stockholders.

     2.2 Priority of Registrations. If the managing underwriter or underwriters, if any, advise the Holders in writing that in its or their reasonable opinion or, in the case of a Registration not being underwritten, Pegasus shall reasonably determine (and notify the Holders requesting registration of such determination) that the number or kind of securities proposed to be sold in such Registration (including Registrable Securities to be included pursuant to Section 2.1 above) will adversely affect the success of such offering or will affect the price at which the securities of Pegasus will be sold therein, Pegasus shall include in such Registration only the number of securities, if any, which, in the opinion of such underwriter or underwriters, or Pegasus, as the case may be, can be sold, in the following order of priority: (i) first, the shares of Subject Securities Pegasus proposes to sell and (ii) second, the Registrable Securities requested to be included in such registration by the Holders or any other Person or entity granted similar registration rights before or after the date hereof. To the extent that the privilege of including


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Registratrable Securities in any Registration must be allocated pursuant to this
Section 2.2, the allocation shall be made pro rata based on the number of securities that each such participant shall be made pro rata based on the number of securities that each such participant shall have requested to be included therein.

     2.3 Demand Registration.

     (a) At any time after nine months from the date of this Agreement, a Majority in Interest may request in writing that Pegasus cause a Registration Statement to be filed under the Securities Act with respect to such of their Registrable Securities as they shall specify in such request. Pegasus shall promptly give written notice of such request to the other Holders and afford them the opportunity of including in the requested Registration Statement such of their Registrable Securities as they shall specify in a written notice given to Pegasus within thirty (30) days after their receipt of Pegasus' notice of the request for the filing of a Registration Statement. Following receipt of such notices, Pegasus shall promptly use its best efforts to cause all Registrable Securities with respect to which Holders shall have so requested registration to be registered under the Securities Act, all to the extent required to permit the sale or other disposition by the Holders of the Registrable Securities so registered in the manner contemplated by such Holders. Pegasus shall use its reasonable best efforts to keep such demand Registration Statement effective for a period of 180 days.

     (b) Pegasus shall not be required to file and cause to become effective more than one (1) Registration Statement at the demand of the Holders made under this Section 2.3.

     (c) Provided Pegasus has honored its obligations under Section 2.1, no demand registration right granted in this Section 2.3 may be exercised during any period of time beginning on the date Pegasus delivers notice to the Holders of its intention to file a Registration Statement with the Commission within 60 days of the date of the notice registering any of its Subject Securities for sale to the public pursuant to Section 2.1 and ending on the earlier to occur of
(i) 180 days after the date on which the Registration Statement is declared effective by the Securities and Exchange Commission or otherwise becomes effective or (ii) the 90th day after the date Pegasus delivers its notice of filing to the Holders pursuant to Section 2.1 if no filing is made or (iii) the abandonment by Pegasus of the offering; provided, however, that this Section 2.3(c) shall not apply with respect to any Registration Statement that the Holders decline to participate in pursuant to Section 2.1 which Registration Statement becomes effective before December 31, 1998.

     2.4 Form S-3 Registration. In addition to the rights provided to the Holders in Sections 2.1 and 2.3, if Weber is no longer a director or Affiliate of Pegasus then, provided the registration of Registrable Securities under the Securities Act can be effected on Form S-3 (or any similar form promulgated by the Commission), Weber may request in writing that Pegasus cause a Registration Statement on Form S-3 to be filed under the Securities Act with respect to such of his Registrable Securities as he shall specify in such request. Pegasus shall promptly give written notice of such request to the other Holders and afford them the opportunity of including

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in the requested  registration  statement on Form S-3 such of their  Registrable
Securities as they shall specify in a written notice given to Pegasus within thirty (30) days after their receipt of Pegasus' notice of the request for the filing of a Registration Statement on Form S-3. Following receipt of such notices, Pegasus shall promptly use its best efforts to cause all Registrable Securities with respect to which Holders shall have so requested registration to be registered on Form S-3 under the 1933 Act, all to the extent required to permit the sale or other disposition by Holders of the Registrable Securities so registered in the manner contemplated by such Holders. Pegasus shall not be required to file and cause to become effective more than one (1) Registration Statement on Form S-3 pursuant to this Section 2.4. Pegasus shall use its reasonable best efforts to keep such Form S-3 Registration Statement effective for a period of 180 days.

     2.5 Registration Procedures. With respect to any Registration, Pegasus shall, subject to Section 2.2 above, as expeditiously as practicable:

     (a) prepare and file with the Commission a Registration Statement or Registration Statements relating to the applicable Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof;

     (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration Statement effective for the applicable period of distribution contemplated in the Registration Statement, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

     (c) notify the Holders of Registrable Securities included in the Registration promptly, and (if requested by any such person or entity) confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Pegasus of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose; and
(v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document

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incorporated  therein by  reference  untrue or which  requires the making of any
changes  in  the  Registration   Statement,   the  Prospectus  or  any  document
incorporated therein by reference in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement;

     (e) furnish to each selling Holder of Registrable Securities, without charge, at least one copy of the Registration Statement and any amendment thereto, including financial statements and schedules, and all documents incorporated therein by reference;

     (f) deliver to each selling Holder of Registrable Securities as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such selling Holder of Registrable Securities may reasonably request;

     (g) prior to any public offering of Registrable Securities, register or qualify such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as the selling Holders of Registrable Securities reasonably request in writing, considering the amount of Registrable Securities proposed to be sold in each such jurisdiction, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that Pegasus shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

     (h) use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof, if any, to consummate the disposition of such Registrable Securities;

     (i) upon the occurrence of any event contemplated by Section 2.5(c)(v), prepare a supplement or post-effective amendment, which addresses the event referenced above, to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document; provided that Pegasus may elect to suspend or abandon the Registration in such event;

     (j) cause all Registrable Securities covered by any Registration Statement to be listed on each securities exchange or quotation system on which similar securities issued by Pegasus are then listed; and

     (k) provide a CUSIP number for all Registrable Securities, not later than the effective date of the applicable Registration Statement.



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     Pegasus may require  that each  selling  Holder of  Registrable  Securities furnish to Pegasus such information regarding the proposed distribution of such securities as Pegasus may from time to time reasonably request in writing.

         Each selling Holder of Registrable Securities agrees that upon receipt of any notice from Pegasus of the happening of any event of the kind described in Section 2.5(c)(v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder's receipt of copies of the supplemented or amended Prospectus, as contemplated by Section 2.5(i), or until it is advised in writing by Pegasus that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by Pegasus, such Holder will deliver to Pegasus all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

     2.6 Selection of Underwriters. If any Registration is an underwritten offering, Pegasus shall have the right to select the underwriters and managing underwriters(s) of the offering.

     2.7 Restrictions on Public Sale. To the extent not inconsistent with applicable law and unless otherwise advised by Pegasus or the underwriter(s) for the Registrable Securities, each Holder whose Registrable Securities are included in a Registration Statement hereunder agrees not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144, during the 15 business days prior to, and during the 180-day period (or such shorter period as shall be approved by the underwriter(s)) beginning on the effective date of a Registration Statement other than pursuant to the Registration.

     2.8 Registration Expenses. The term "Registration Expenses" as used herein means all expenses incident and specifically attributable to Pegasus's performance of or compliance with Article II of this Agreement, including, without limitation, all registration and filing fees, the fees and expenses of the counsel and accountants for Pegasus (including the expenses of any "comfort" letters and special audits), as well as the fees and expenses of the counsel and accountants to the selling Holders of Registrable Securities, all other costs and expenses of Pegasus incident to the preparation, printing and filing under the Securities Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, the costs and expenses incurred by Pegasus in connection with the qualification of the Registrable Securities under the state securities or "blue sky" laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), the costs and expenses of listing the Registrable Securities for trading on a national securities exchange or authorizing them for trading on the Nasdaq National Market, underwriters' commissions, brokerage fees, transfer taxes and all other costs and expenses incurred by Pegasus in connection with the inclusion of Registrable Securities in any Registration hereunder. All Registration Expenses attributable to Pegasus' performance of or compliance with Sections 2.3 and 2.4 of this Agreement shall be borne by the

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Selling  Holders of  Registrable  Securities  on a pro rata basis,  whereas,  in connection with a Registration pursuant to Section 2.1, each selling Holder participating in such Registration shall only bear his pro rata portion of the Registration Expenses attributable to his Registrable Securities.

     2.9 Indemnification.

     (a) Pegasus agrees to indemnify and hold harmless each selling Holder, each of its directors and officers and each person who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          i. any untrue statement or alleged untrue statement of any material fact contained in (A) any Registration Statement or Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by Pegasus or based upon written information furnished by or on behalf of Pegasus filed in any jurisdiction in order to qualify Registrable Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or

          ii. the omission or alleged omission to state in any Registration Statement or Prospectus or any amendment or supplement thereto or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each indemnified person for any legal or other expenses reasonably incurred by each indemnified person in connection with investigating and defending against any such loss, claim, damage, liability or action; provided, however, that Pegasus shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with information relating to such Holder that was furnished to Pegasus by such Holder specifically for use therein. Pegasus shall not, without the prior written consent of any such Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder, unless such settlement, compromise or consent includes a release of such Person and such directors, officers or controlling persons from all liability arising out of such claim, action, suit or proceeding.

     (b) Each Holder whose Registrable Securities are included in a Registration agrees to indemnify and hold harmless Pegasus, each of its directors and officers and each person who controls Pegasus within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which Pegasus or any such

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

director or officer or controlling person may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Registration Statement or Prospectus or any amendment or supplement thereto, or any Application necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information relating to such Holder that was furnished to Pegasus by such Holder in writing specifically for use in such Registration Statement; and will reimburse any legal or other expenses reasonably incurred by Pegasus or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof.

     (c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this
Section 2.9, notify the indemnifying party of the commencement thereof. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on the advice of counsel that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action the indemnifying party will not be liable to such indemnified party under this
Section 2.9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence or (ii) the indemnifying party does not promptly retain counsel reasonably satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party shall not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.



495523.1

                                   ARTICLE III

                                    RULE 144

         Pegasus agrees that it shall file in a timely manner all reports required to be filed by it pursuant to the Securities Act and the Exchange Act and shall take such further action as any Holder may reasonably request in order that such Holder may effect sales of Registrable Securities pursuant to Rule 144 under the Securities Act. At any reasonable time and upon request of a Holder, Pegasus shall furnish such Holder and others with such information as may be necessary to enable the Holder to effect sales of Registrable Securities pursuant to Rule 144 and shall deliver to such Holder a written statement as to whether Pegasus has complied with such requirements. Notwithstanding the foregoing, Pegasus may deregister any class of its equity securities under
Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities under Section 12 of the Exchange Act or suspend its duty to file reports with respect to any class of its securities pursuant to
Section 15(d) of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act.

                                     ARTICLE IV

                              TRANSFER RESTRICTIONS

     4.1 Restrictions. The Stockholders will not sell, assign or otherwise transfer any shares of Class A Common Stock or any interest (including a security interest) therein except as permitted by Section 3.23 of the Merger Agreement (which is incorporated herein by reference) or as otherwise permitted herein. Notwithstanding anything to the contrary contained herein, Weber shall not sell, assign or otherwise transfer any shares of Class A Common Stock for a period of nine months from the date of this Agreement without Pegasus' consent, except pursuant to the exercise of his piggyback rights under Section 2.1.

     4.2 Legends. The Parties agree that each certificate representing the shares of Class A Common Stock shall bear the following legend until such time as the same is no longer applicable:

                  "THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE
                  SECURITIES LAW AND MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION.

                  THE SECURITY EVIDENCED HEREBY IS ENTITLED TO THE BENEFITS AND SUBJECT TO THE RESTRICTIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF NOVEMBER 7, 1997,

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

                  AMONG PEGASUS COMMUNICATIONS CORPORATION AND CERTAIN OF ITS CORPORATION AND CERTAIN OF ITS SECURITY HOLDERS, A COPY OF WHICH WILL BE FURNISHED TO THE REGISTERED HOLDER HEREOF WITHOUT CHARGE BY PEGASUS UPON WRITTEN REQUEST."


                                     ARTICLE V

                                  MISCELLANEOUS

     5.1 Notices. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section 6.1 as promptly as practicable thereafter). Notices shall be addressed as follows:

                  (a) If to Pegasus:

                           c/o Pegasus Communications Management Company
                           5 Radnor Corporate Center
                           100 Matsonford Road, Suite 454
                           Radnor, Pennsylvania  19087
                           Attn:    Mr. Marshall W. Pagon
                           (with a copy to Ted S. Lodge at the same address)

                  (b)      If to Weber, to:

                           Donald W. Weber
                           525 Old Cobblestone Drive
                           Dunwoody, GA  30350

                           with a copy to:

                           Arnall, Golden & Gregory, LLP
                           2800 One Atlantic Center
                           1201 Peachtree Street
                           Atlanta, GA 30309-3450
                           Attn:  Donald I. Hackney, Jr., Esq.
                           Telecopier: 404-873-8639

                  (c)      If to Griffin, to:



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                                       12

                           Woodrow  W. Griffin
                           3433-K North Druid Hills Road
                           Decatur, GA  30033

                  (d) If to Holders of Registrable Securities, if any, (other than the Stockholders), to their respective addresses appearing on the stock transfer agent's register.

Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section.

     5.2 FCC Compliance. Notwithstanding anything to the contrary contained herein, the Parties recognize that a holder of Registrable Securities may be restricted from the exercise of certain rights contained herein, including, but not limited to, the right to transfer the Registrable Securities, if such exercise would constitute a violation of, or cause Pegasus to not be in compliance with, the Communications Act of 1934, as amended, or applicable Federal Communications Commission rules, regulations or policies, including, but not limited to, those restricting alien ownership (the "FCC Rules"), and accordingly, the Parties shall act hereunder in compliance with FCC Rules.

     5.3 Amendments and Waivers. The provisions of this Agreement may only be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may only be given if approved by the Parties in writing. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any Party to exercise any right or privilege hereunder shall be deemed a waiver of such Party's rights or privileges hereunder or shall be deemed a waiver of such Party's rights to exercise the same at any subsequent time or times hereunder.

     5.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns, including, without limitation, subsequent holders of Registrable Securities, except that no subsequent holder to whom Registrable Securities shall have been transferred in violation of this Agreement shall be entitled to any benefit hereunder.

     5.5   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     5.6 Headings. The headings in this Agreement are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.



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                                       13

     5.7 Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed therein. The parties hereto agree to submit to the jurisdiction of the courts of the Commonwealth of Pennsylvania in any action or proceeding arising out of or relating to this Agreement.

     5.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     5.9 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the governance and registration rights granted by Pegasus to Holders or with respect to restrictions on transferability of Registrable Securities.
This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.


                                   PEGASUS COMMUNICATIONS CORPORATION



                                   By:   /s/ Ted S. Lodge, Senior Vice President
                                         ---------------------------------------
                                             Ted S. Lodge, Senior Vice President



                                         /s/ Donald W. Weber
                                         ---------------------------------------
                                             Donald W. Weber



                                         /s/  Woodrow W. Griffin
                                         ---------------------------------------
                                              Woodrow W. Griffin





495523.1

                                       14